Exhibit 99

#22R — April 16, 2009	Contact:	Roger Schrum +843/339-6018 roger.schrum@sonoco.com
Sonoco Reports 2009 First Quarter Financial Results
Consumer Packaging Segment Reports Record Operating Profit; Global Recession Further Impacts Industrial-focused Businesses
Second Quarter and Full-year Guidance Updated
Hartsville, S.C. — Sonoco (NYSE: SON), one of the largest diversified global packaging companies, today reported first quarter 2009 earnings of $.23 per diluted share, compared with $.13 per diluted share reported in the first quarter of 2008. Results in the prior year quarter were negatively impacted by a noncash charge related to the impairment of financial assets, while both years’ results were impacted by restructuring charges. Results in 2009 were also affected by higher pension expenses.
Base earnings for the first quarter of 2009 were $.29 per diluted share, compared with $.54 per diluted share reported in the same period in 2008. Base earnings is a non-GAAP financial measure that excludes restructuring charges, asset impairment charges, environmental charges, and certain non-recurring or infrequent and unusual items, as applicable. Both GAAP and base earnings for the 2009 first quarter reflect a year-over-year increase in after-tax pension expense of $.09 per diluted share. Excluded from base earnings in the 2009 period was an after-tax restructuring charge of $.06 per diluted share stemming from the Company’s previously announced cost-reduction measures. Base earnings in the first quarter of 2008 excluded an after-tax charge of $.31 per diluted share for the impairment of the Company’s remaining financial interest in the 2003 sale of its high density film business and after-tax restructuring totaling $.10 per diluted share associated with previous cost-reduction initiatives. Additional information about base earnings and base earnings per share along with reconciliations to the most closely applicable GAAP financial measure is provided later in this release.
“First quarter results, which have historically been our weakest, were significantly lower than the prior year as the deepening global recession exacerbated volume declines companywide, but particularly so in our businesses which serve industrial markets,” said Harris E. DeLoach, Jr., chairman, president and chief executive officer. “Yet our strategy to change the mix of our businesses to take advantage of faster growing and less volatile consumer-related markets while reducing the cyclicality of our more mature industrial businesses continues to show positive results. Our Consumer Packaging segment had a record quarterly operating profit, up nearly nine percent from last year’s first quarter, while also registering the fifth consecutive year-over-year improvement in quarterly results.”
Net sales for the first quarter of 2009 were $801 million, compared with $1.04 billion in the same period last year. “Sales declined 23 percent during the first quarter due to dramatically lower companywide volumes, particularly in our economically sensitive industrial businesses, and the negative effect of foreign currency translation, which reduced revenue year over year for the quarter by approximately $75 million,” said DeLoach. “New product sales in our Consumer Packaging segment reached a record $36 million during the quarter, which partially offset some of the decline.”
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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

Sonoco Reports 2009 First Quarter Financial Results — Page 2
Net income attributable to Sonoco for the first quarter of 2009 was $23.1 million, compared with $13.3 million for the same period in 2008. First quarter 2009 base earnings were $29.2 million, compared with $54.0 million last year. This year’s first quarter base earnings include $15.3 million in higher year-over-year pre-tax pension expenses and exclude after-tax restructuring charges of $6.1 million. As previously mentioned, 2008 first quarter base earnings excluded a charge for the impairment of financial assets totaling $31 million, after tax, and $9.7 million in impairment and restructuring charges, after tax.
“The impact of lower volumes was partially offset by the benefit of selling price increases realized before the flow-through of higher material costs in the Consumer Packaging segment,” said DeLoach. “While the price/cost benefit seen this quarter is not expected to be sustained, future quarters should continue to benefit from our ongoing cost-reduction actions, including aligning our manufacturing footprint to reflect declining market demand.”
Cash generated from operations in the first quarter of 2009 was $75.5 million, compared with $64 million in the same period in 2008. Increases in long-term accrued expenses together with a decline in the use of cash needed to fund changes in working capital and other items in the first quarter of 2009, compared to last year’s first quarter, contributed to the increase in operating cash flow. Capital expenditures and cash dividends totaled $34.6 million and $26.9 million, respectively, in the first quarter of 2009, compared with $34.1 million and $25.9 million, respectively, in the first quarter of 2008. Depreciation, depletion and amortization expense for the first quarter of 2009 was $40.9 million, compared with $45.9 million in the same period in 2008.
As of the end of the first quarter, total debt was $667 million, compared with $840 million at the end of the first quarter of 2008, and $690 million as of the end of 2008. The Company has no significant debt refinancing requirements until November 2010 when bonds totaling approximately $100 million are due. Sonoco continues to operate its $500 million commercial paper program with $74 million outstanding at the end of the first quarter of 2009. The commercial paper program is fully supported by a bank credit facility provided by a syndicate of banks that is committed until May 2011. The Company believes these banks are capable of meeting their commitments.
Second Quarter and Full-Year 2009 Outlook
Sonoco expects second quarter 2009 base earnings to be in the range of $.34 to $.38 per diluted share. Full-year 2009 base earnings are projected to be in the range of $1.55 to $1.75 per diluted share. As previously reported by the Company, second quarter and full-year guidance include a year-over-year increase in pension expense of $.08 and $.35 per diluted share, respectively. The Company’s 2009 annual earnings guidance reflects an expected tax rate of approximately 30 percent.
In commenting on the updated guidance, DeLoach noted that the low end for the full year is based on continued weak volumes in businesses serving industrial markets. It is also based on realizing the expected improvements from previously announced cost-reduction plans as well as the impact of normal seasonality and returning to a more historical price/cost relationship in the consumer businesses. The range in the full-year guidance reflects the degree of continued uncertainty in today’s business environment.
“Sonoco has faced many challenges through its 110-year history and we have always responded decisively in ways that have helped us emerge a stronger, more competitive and successful company,” said DeLoach. “Our cost reduction efforts which began in 2008 have helped. Regrettably, we’re not seeing meaningful improvement to the global economy so we must continue to take further cost-reduction steps to remain competitive in a dramatically changing marketplace.”
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Sonoco Reports 2009 First Quarter Financial Results — Page 3
Segment Review
The Company uses a non-GAAP financial measure, Base Operating Profit, when discussing the operational results of its segments. Base Operating Profit is defined as the segments’ portion of consolidated Income Before Income Taxes, excluding restructuring charges, impairment charges, environmental charges, net interest expense and certain non-recurring or infrequent and unusual items. A reconciliation of Base Operating Profit to GAAP Income Before Income Taxes for the Company’s three reportable segments and All Other Sonoco is provided later in this release.
Consumer Packaging
Sonoco’s Consumer Packaging segment includes the following products: round and shaped rigid packaging (both composite and plastic); printed flexible packaging; and metal and peelable membrane ends and closures.
First quarter 2009 sales for the segment were $351.9 million, compared with $387.4 million in the same period in 2008. Operating profit for this segment reached a record $39.4 million in the first quarter of 2009, compared with $36.3 million in the same period in 2008.
Sales in this segment declined nine percent during the first quarter as lower volumes and the negative effect of foreign currency translation of approximately $20 million were only partially offset by higher selling prices. The selling price increases were implemented to offset rising raw materials and other costs, the negative impact of which was not fully realized in the first quarter. This delay in realizing the negative effect of higher material costs, along with productivity improvements, contributed to the first quarter’s nine percent increase in operating profit.
Tubes and Cores/Paper
The Tubes and Cores/Paper segment includes the following products: high-performance paper and composite paperboard tubes and cores; fiber-based construction tubes and forms; recycled paperboard, linerboard, recovered paper and other recycled materials.
First quarter 2009 sales for the segment were $288.3 million, compared with $436.2 million in the same period in 2008. First quarter operating profit for this segment declined to $6.8 million, compared with $34.6 million in the same period in 2008.
The sales decline in the Tube and Core/Paper segment was due primarily to significant volume declines in nearly every geographic segment around the world. In addition, the negative effect of foreign currency translation of approximately $40 million and lower prices received for recovered paper also contributed to the sales decline. Operating profit declined due to the impacts of lower volume and higher energy, labor and other costs that more than offset the benefit of realizing material cost savings in excess of related sales price declines.
Packaging Services
The Packaging Services segment includes the following products and services: designing, manufacturing, assembling, packing and distributing temporary, semipermanent and permanent point-of-purchase displays; brand artwork management; and supply chain management services including contract packing, fulfillment and scalable service centers.
First quarter 2009 sales for this segment were $95.8 million, compared with $124.4 million in the same period in 2008. Operating profit for this segment was $0.6 million in the first quarter, compared with $6.0 million in the same period in 2008.
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Sonoco Reports 2009 First Quarter Financial Results — Page 4
Sales in this segment were affected by significantly lower volumes in the Company’s contract packaging, fulfillment and point-of-purchase display operations along with the negative effect of foreign currency translation of approximately $12 million. Operating profit decreased primarily due to the lower point-of-purchase display and contract packaging volume.
All Other Sonoco
All Other Sonoco includes businesses that are not aggregated in a reportable segment and includes the following products: wooden, metal and composite wire and cable reels, molded and extruded plastics, custom-designed protective packaging and paper amenities such as coasters and glass covers.
First quarter 2009 sales in All Other Sonoco were $64.5 million, compared with $90.0 million reported in the same period in 2008. Operating profit for the first quarter of 2009 was $5.1 million, compared with $11.4 million in the same period in 2008.
Sales in All Other Sonoco declined during the quarter due to lower volumes, primarily in molded plastics, protective packaging and wire and cable reels along with the negative effect of foreign currency translation of approximately $2 million. Operating profit in All Other Sonoco declined as productivity improvements were more than offset by lower volume.
Corporate
Net interest expense for the first quarter of 2009 decreased to $9.6 million, compared with $13.2 million during the same period in 2008. The decrease was due to lower debt levels and lower interest rates. The effective tax rate for the Company for the first quarter of 2009 was 32.5 percent, compared with 47.8 percent in the same period in 2008. The higher effective tax rate in the first quarter of 2008 reflects a valuation reserve against the capital loss carryover generated by the previously discussed financial asset impairment and restructuring charges for which tax benefits could not be recognized.
Conference Call Webcast
Sonoco will host its regular quarterly conference call today, Thursday, April 16, 2009, at 11 a.m. Eastern time, to review its 2009 first quarter financial results. The live conference call can be accessed in a “listen only” mode via the Internet at http://www.sonoco.com/, under the “Latest News” section. A telephonic replay of the call will be available starting at 2 p.m. Eastern time to U.S. callers at 877/660-6853 and international callers at +201/612-7415. The replay passcode for both U.S. and international calls is account number 286 and conference ID number 317645. The archived telephone call will be available through April 25, 2009. The call also will be archived on the Investor Information section of Sonoco’s Web site.
About Sonoco
Founded in 1899, Sonoco is a $4.1 billion global manufacturer of industrial and consumer products and provider of packaging services, with more than 300 operations in 35 countries, serving customers in some 85 nations. For more information on the Company, visit our Web site at http://www.sonoco.com/.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecasts,” “future,” “will,” “would” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, improved productivity and cost
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Sonoco Reports 2009 First Quarter Financial Results — Page 5
containment, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, anticipated amounts and uses of cash flows, effects of acquisitions and dispositions, adequacy of provisions for environmental liabilities, financial strategies and the results expected from them, continued payments of dividends, stock repurchases, producing improvements in earnings, financial results for future periods, and creation of long-term value for shareholders.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, expectations, beliefs, plans, strategies and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:
•	availability and pricing of raw materials;

•	success of new product development and introduction;

•	ability to maintain or increase productivity levels and contain or reduce costs;

•	international, national and local economic and market conditions;

•	availability of credit to us, our customers and/or our suppliers in needed amounts and/or on reasonable terms;

•	fluctuations of obligations and earnings of pension and postretirement benefit plans;

•	ability to maintain market share;

•	pricing pressures and demand for products;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	anticipated results of restructuring activities;

•	resolution of income tax contingencies;

•	ability to successfully integrate newly acquired businesses into the Company’s operations;

•	rate of growth in foreign markets

•	foreign currency, interest rate and commodity price risk and the effectiveness of related hedges;

•	liability for and anticipated costs of environmental remediation actions;

•	actions of government agencies and changes in laws and regulations affecting the Company;

•	ability to weather the current economic downturn;

•	loss of consumer or investor confidence; and

•	economic disruptions resulting from terrorist activities.
The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.
Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.
Such reports are available from the Securities and Exchange Commission’s public reference facilities and its Web site, http://www.sec.gov/, and from the Company’s investor relations department and the Company’s Web site, http://www.sonoco.com.
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Sonoco Reports 2009 First Quarter Financial Results — Page 6
References to our Web Site Address
References to our Web site address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our Web site by reference into this release.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share)

	THREE MONTHS ENDED
	March 29,	March 30,
	2009	2008
Sales	$800,629	$1,037,996
Cost of sales	659,766	851,594
Selling, general and administrative expenses	88,949	98,149
Restructuring/asset impairment charges	7,210	61,538

Income before interest and taxes	$44,704	$26,715
Interest expense	10,356	14,554
Interest income	(725)	(1,326)

Income before income taxes	35,073	13,487
Provision for income taxes	11,392	6,449

Income before equity in earnings of affiliates	23,681	7,038
Equity in earnings of affiliates, net of tax	54	1,878

Net income	23,735	8,916
Net (income)/loss attributable to noncontrolling interests	(613)	4,343

Net income attributable to Sonoco	$23,122	$13,259

Weighted average shares outstanding — diluted	100,712	100,702

Diluted earnings per share	$0.23	$0.13

Dividends per common share	$0.27	$0.26

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	THREE MONTHS ENDED
	March 29,	March 30,
	2009	2008
Net Sales:
Consumer Packaging	$351,934	$387,370
Tubes and Cores/Paper	288,340	436,187
Packaging Services	95,835	124,431
All Other Sonoco	64,520	90,008

Consolidated	$800,629	$1,037,996

Income Before Income Taxes:
Consumer Packaging — Operating Profit	$39,397	$36,277
Tubes and Cores/Paper — Operating Profit	6,746	34,564
Packaging Services — Operating Profit	635	5,979
All Other Sonoco — Operating Profit	5,136	11,433
Restructuring/asset impairment charges	(7,210)	(61,538)
Interest, net	(9,631)	(13,228)

Consolidated	$35,073	$13,487

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Sonoco Reports 2009 First Quarter Financial Results — Page 7
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	THREE MONTHS ENDED
	March 29,	March 30,
	2009	2008
Net income attributable to Sonoco	$23,122	$13,259
Asset impairment charges	4,970	53,995
Depreciation, depletion and amortization	40,857	45,853
Fox River environmental reserves/insurance receivable	(3,821)	14,779
Changes in components of working capital	(21,236)	(32,975)
Other operating activity	31,621	(30,893)

Net cash provided by operating activities	75,513	64,018

Purchase of property, plant and equipment	(34,643)	(34,126)
Cost of acquisitions, exclusive of cash	—	(5,535)
Debt (repayments) proceeds, net	(22,025)	(10,805)
Cash dividends	(26,945)	(25,866)
Other, including effects of exchange rates on cash	(14,981)	15,585

Net (decrease)/increase in cash and cash equivalents	(23,081)	3,271
Cash and cash equivalents at beginning of period	101,655	70,758

Cash and cash equivalents at end of period	$78,574	$74,029

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	March 29,	December 31,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$78,574	$101,655
Trade accounts receivable, net of allowances	392,564	392,171
Other receivables	32,502	46,827
Inventories	316,219	314,169
Prepaid expenses and deferred income taxes	59,785	75,168

	879,644	929,990
Property, plant and equipment, net	956,943	973,442
Goodwill	779,082	782,983
Other intangible assets, net	116,726	120,540
Other assets	246,617	279,511

	$2,979,012	$3,086,466

Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and others	$617,747	$653,274
Notes payable and current portion of long-term debt	31,861	32,978
Accrued taxes	6,420	11,944

	$656,028	$698,196
Long-term debt, net of current portion	635,426	656,847
Pension and other postretirement benefits	430,801	455,197
Deferred income taxes and other	82,999	101,707
Total equity	1,173,758	1,174,519

	$2,979,012	$3,086,466

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Sonoco Reports 2009 First Quarter Financial Results — Page 8
Definition and Reconciliation of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (GAAP) are referred to as “as reported” results. Some of the information presented in this press release reflects the Company’s “as reported” results adjusted to exclude amounts related to restructuring initiatives, asset impairment charges, environmental charges and certain non-recurring or infrequent and unusual items. These adjustments result in the non-GAAP financial measures referred to in this press release as “Base Earnings,” “Base Earnings per Diluted Share” and “Base Operating Profit.”
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Sonoco continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. Sonoco uses these non-GAAP financial measures for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the ultimate performance of each business unit against budget all the way up through the evaluation of the Chief Executive Officer’s performance by the Board of Directors. In addition, these same non-GAAP measures are used in determining incentive compensation for the entire management team and in providing earnings guidance to the investing community.
Sonoco management does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Sonoco presents these non-GAAP financial measures to provide users information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. Material limitations associated with the use of such measures are that they do not reflect all period costs included in operating expenses and may not reflect financial results that are comparable to financial results of other companies that present similar costs differently. Furthermore, the calculations of these non-GAAP measures are based on subjective determinations of management regarding the nature and classification of events and circumstances that the investor may find material and view differently. To compensate for these limitations, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information that includes the impact of restructuring and asset impairment charges, environmental charges, other non-recurring or infrequent and unusual items, and the non-GAAP measures that exclude them. Whenever Sonoco uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed below.
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Sonoco Reports 2009 First Quarter Financial Results — Page 9
Reconciliation of GAAP1 to Non-GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share data)

Base Earnings Per Diluted Share[2]	THREE MONTHS ENDED
(Unaudited)	March 29, 2009	March 30, 2008
Diluted Earnings Per Share, as reported (GAAP)	$0.23	$0.13
Adjusted for:
Restructuring/asset impairment charges, net of tax [3]	0.06	0.10
Financial asset impairment charge, net of tax	—	0.31

Base Earnings Per Share (Non-GAAP)	$0.29	$0.54

Base Earnings[4]	THREE MONTHS ENDED
(Unaudited)	March 29, 2009	March 30, 2008
Net income attributable to Sonoco, as reported (GAAP)	$23.1	$13.3
Adjusted for:
Restructuring/asset impairment charges, net of tax [3]	6.1	9.7
Financial asset impairment charge, net of tax	—	31.0

Base Earnings (Non-GAAP)	$29.2	$54.0

Base Operating Profit[5]	THREE MONTHS ENDED
(Unaudited)	March 29, 2009	March 30, 2008
Consumer Packaging — Base Operating Profit	$39.4	$36.3
Tubes and Cores/Paper — Base Operating Profit	6.8	34.6
Packaging Services — Base Operating Profit	0.6	6.0
All Other Sonoco — Base Operating Profit	5.1	11.4

Base Operating Profit	51.9	88.3
Restructuring/asset impairment charges [3]	(7.2)	(18.9)
Financial asset impairment charges	—	(42.7)
Interest, net	(9.6)	(13.2)

Income before income taxes (GAAP)	$35.1	$13.5

[1]	Generally Accepted Accounting Principles

[2]	Base earnings per diluted share is a non-GAAP financial measure of diluted earnings per share which excludes the impact of restructuring, asset impairment and environmental charges, and certain non-recurring or infrequent and unusual items. Management believes that these exclusions result in a measure of operating income that reflects the core profitability of our business and can be used by management to assess operating performance.

[3]	Restructuring/asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Accordingly, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

[4]	Base earnings is a non-GAAP financial measure of net income attributable to Sonoco, which excludes the impact of restructuring, asset impairment and environmental charges, and certain non-recurring or infrequent and unusual items. Management believes that these exclusions result in a measure of operating income that reflects the core profitability of our business and can be used by management to assess operating performance.

[5]	Base operating profit is a non-GAAP financial measure of income before taxes, which excludes net interest expense, the impact of restructuring, asset impairment and environmental charges, and certain non-recurring or infrequent and unusual items. Management believes that these exclusions result in a measure of operating income that reflects the core profitability of our business and can be used by management to assess operating performance.
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